For Immediate Release

Argon ST’s Victor Sellier Sets Retirement Date

FAIRFAX, VA— November 21, 2008 —Argon ST, Inc. (NASDAQ: STST), a leading developer of command, control, communications, computers, combat systems, intelligence, surveillance, and reconnaissance (C5ISR) systems, today announced that Victor Sellier, Executive Vice President and one of the company’s co-founders, has set a retirement date of January 11, 2009. Mr. Sellier will continue to serve on the company’s Board of Directors.

Mr. Sellier’s retirement comes after a more than ten year span of Argon leadership. Prior to his role as Executive Vice President, Mr. Sellier served as the company’s Chief Financial Officer and Treasurer and was one of the three founders of Argon Engineering in 1997. Among Argon’s achievements during Sellier’s leadership:

•	The successful combination of Argon Engineering and SenSyTech to create Argon ST

•	The acquisition and integration of multiple firms expanding Argon’s capabilities and customers

•	Growth of the company from its founding to nearly a thousand employees and over $300M in sales

•	Recognition of Argon by numerous professional and industry organizations as one of the premier companies in our industry.

“Vic’s role in creating and growing Argon will have a lasting impact on the company, our employees, our shareholders, and our customers,” commented Dr. Terry Collins, Chairman and Chief Executive Officer, Argon ST. “For more than ten years now Vic has worked tirelessly on the development and positioning of the company. His contributions have helped us to provide important capabilities to our warfighters and to position the company for strong future growth. In the past year, Vic has spearheaded teams focused on operational efficiencies, opportunistic teaming, mergers and acquisition initiatives, and ongoing infrastructure integration activities. We have made great progress in these areas and Vic has succeeded in handing down his operational skills and industry insights to our talented operations and program management teams who will continue the traditions and values that he personified during his tenure. I am very pleased that Vic will continue to be a part of Argon going forward through his seat on our Board of Directors.”

“It has been an honor to be part of Argon since 1997 throughout an exciting decade of growth and development for the company,” said Vic Sellier. “I am extremely proud of what the employees of this company have built and to have had the opportunity to assist in that process. We had some very simple early aspirations for Argon; we wanted to create a company that offered challenging work, a fun work environment, and to provide our customers and our country with quality products and systems. We have succeeded in all of these beyond my wildest expectations. I believe that today Argon is well on its way to becoming a national asset that is relied upon by domestic and foreign governments to defend freedom. The management and staff of the company have positioned Argon well for the future, and in my continued role on the Board of Directors I am looking forward to doing all that I can to further contribute to the long term growth and success of the company. I have made the decision to retire in January in order to spend more time with my family and to pursue some initiatives that have great personal meaning. I will take with me many fond memories and I am very grateful to Argon’s loyal customers and employees.”

Concluding, Dr. Collins said, “I have worked with Vic for nearly thirty years and would like to thank him for his commitment, professionalism, and his friendship over these many years. I wish him a happy and long retirement.”

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. These statements may contain words such as “expects”, “could”, “believes”, “estimates”, “intends”, “may”, “envisions”, “targets” or other similar words. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward-looking statements are subject to numerous risks and uncertainties, including without limitation the risks and uncertainties identified in the reports filed by the company with the Securities and Exchange Commission (including the company’s Form 10-K for the fiscal year ended September 30, 2007). Some of these specific risks, although not all, are: changes in the U.S. federal government procurement laws, regulations, policies and budgets; the number, length, funding and type of contracts and task orders awarded to the company by its commercial and governmental customers; difficulties in developing and producing operationally advanced technology systems; the company’s ability to attract and retain qualified personnel; the future impact of any acquisitions or divestitures the company may make; the competitive environment for information technology products and services; general economic, business and political conditions; and other factors affecting the company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

Argon ST, Inc.

703-995-5610

Investor Contact:

Aaron Daniels

ir@argonst.com

Media Contact:

Lori Hughes

media@argonst.com